Exhibit 99.2

1Q 2017 Conference Call 1

2 Forward - Looking Statements This presentation contains forward - looking statements concerning Atomera Incorporated (““ Atomera ,” the “Company,” “we,” “us,” and “our”). The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “woul d,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to iden tif y forward - looking statements. These forward - looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of our final prospectus dated August 5, 2016 filed with the SEC on Au gus t 8, 2016 (the “IPO Prospectus”). In light of these risks, uncertainties and assumptions, the forward - looking events and circumstance s discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward - looking statements. You should not rely upon forward - looking statements as predictions of future events. Although we believe that the expectations reflected in our forward - looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward - looking statements will be achieved or occur. This presentation contains only basic information concerning Atomera . The Company’s filings with the Securities Exchange Commission, including the IPO Prospectus and its Quarterly Report on Form 10Q for the quarter ended September 30, 2016, include more information about factors that could affect the Company’s operating and financial results. We assume no obligati on to update information contained in this presentation. Although this presentation may remain available on the Company's website o r elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information containe d herein. 2

Technology at the Atomic Level 3 Company Overview Strong and Defensible Patent Portfolio High Leverage IP Licensing Business Model Top Tier Management Team Transistor enhancement technology for the $350B semiconductor market

4 Industry Growth & Fab Utilization

5 Customer Engagement Phases Customer Wafer Manufacturing Atomera MST® Deposition Customer MST® Deposition Phase3 Evaluation Phase4 Installation Phase 5 Qualification Phase 6 Production Phase 1 Planning Phase 2 Setup Royalties License

6 0 2 4 6 8 10 IPO 3Q 16 4Q 16 Quarterly Pipeline Growth Phase 1 Phase 2 Phase 3 6 Customer Progress

7 0 2 4 6 8 10 IPO 3Q 16 4Q 16 1Q 17 Quarterly Pipeline Growth Phase 1 Phase 2 Phase 3 Now engaged with 40% of the world’s top semiconductor makers* * 8 of the top 20 (McClean Report 2017) 7 Customer Progress

1 2 Faster Results Readily Available Improves learning cycles to 15 - 20 per year from 1 - 3 per year 3 EPI tool availability allows for uninterrupted customer activity and product improvements Simulation Confidence Reduces time and cost for customer process integration 8 Shortening Time to Revenue

Financials Operating Expense Net Loss Loss Per Share Reconciliation between GAAP & Non GAAP Interest Expense Stock - based compensation Total Adjustments Cash at March 31, 2017 $23.8M Cash consumed Q1 2017 $2.9M Shares outstanding 12,104,564 ($3.6M) ($3.5M) ($0.29) ($2.4M) ($3.4M) ($3.4M) ($0.28) ($2.1M) Q1 2017 Q4 2016 ($3.6M) ($3.5M) ($0.29) ($2.4M) ($1.9M) ($2.5M) ($1.54) ($1.9M) ($1.2M) ($1.2M) - ($0.1M) ($0.6M) ($0.5M) ($1.3M) ($1.3M) - ($1.2M) ($1.2M) - Q/Q Results YoY Results * For a full reconciliation of GAAP and non - GAAP results, please see our press release issued May 2, 2017. Totals may be slightly affected by rounding. Adjusted EBITDA (Non - GAAP)* Q1 2017 Q1 2016 9

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